                                                                    Exhibit 11.1

                               AMF Bowling, Inc.
                   Computation of Earnings Per Common Share
                   (in thousands, except per share amounts)

                                                                       For the Year Ended December 31,
                                                            -----------------------------------------------------
                                                                 1998               1999                2000
                                                            -------------       -------------       -------------
Shares
  Weighted average number of
    common shares outstanding                                      59,717              69,922              83,592
                                                            =============       =============       =============

Net loss before extraordinary items                         $    (125,894)      $    (226,095)      $    (200,485)
                                                            =============       =============       =============
Net loss                                                    $    (125,894)      $    (162,234)      $    (200,485)
                                                            =============       =============       =============

Net loss per share, basic and diluted:
Net loss per share before extraordinary items (a)           $       (2.11)      $       (3.23)      $       (2.40)
Per share effect of extraordinary items (a)                             -                0.91                   -
                                                            -------------       -------------       -------------
Net loss per share (a)                                      $       (2.11)      $       (2.32)      $       (2.40)
                                                            =============       =============       =============

  _________________
  (a) Outstanding stock options and warrants are not considered as their effect is antidilutive.